UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Reported Event): June 19, 2009

Commission File No. 001-33399

COMVERGE, INC.

(Exact Name of Registrant as specified in its Charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, Comverge, Inc. issued a press release announcing that Robert Chiste, Comverge’s Chairman of the Board of Directors, President and Chief Executive Officer, has decided to retire, effective as of June 19, 2009. Upon his retirement, Mr. Chiste also resigned from Comverge’s Board, effective as of June 20, 2009. Michael Picchi, Comverge’s Executive Vice President and Chief Financial Officer, has been appointed to the additional role of Interim President and Chief Executive Officer until a replacement is found. Alec Dreyer, currently the Lead Director of Comverge’s Board, has been appointed Chairman of the Board.

Comverge is in the process of negotiating a retirement agreement and general release with Mr. Chiste in connection with his retirement. Additionally, Mr. Chiste has agreed to continue his service to Comverge in a consulting capacity for the next 12 months. Comverge has commenced a search for a permanent President and Chief Executive Officer and has retained an executive search firm to assist in identifying candidates to fill this position.

Mr. Picchi, age 42, joined Comverge in February 2006 as Senior Vice President, Chief Accounting Officer responsible for all accounting functions, and was named Executive Vice President, Chief Financial Officer in June 2006. From July 2004 to February 2006, Mr. Picchi was Senior Vice President – Finance and Controller for publicly-traded PRG-Schultz International, Inc., an audit recovery services firm. From February 2003 to July 2004, Mr. Picchi served as Chief Accounting Officer – Corporate Controller for Randstad North America, the U.S. operations of temporary staffing labor firm, Randstad Holding, B.V. From November 1999 to January 2003, Mr. Picchi served as Vice President – Finance for publicly-traded AirGate PCS, Inc., a Sprint PCS wireless affiliate.

Mr. Picchi began his career at Coopers & Lybrand LLP and is a certified public accountant and chartered financial analyst. He obtained a B.S. in Accounting and an M.B.A. in Finance from Indiana University.

There are no arrangements or understandings between Mr. Picchi and any other person pursuant to which he was selected as the Interim President and Chief Executive Officer. Mr. Picchi does not have any family relationships with any director, executive officer or person nominated by Comverge to become a director or executive officer. There are no relationships between Mr. Picchi and Comverge or any of Comverge’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 22, 2009 (furnished herewith).

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Current Report are not and should not be construed as historical facts, do not constitute guarantees of future performance and are based on numerous assumptions that, while believed to be reasonable, may not prove to be accurate. These forward looking statements include future potential contracted revenues, payments from long-term contracts, anticipated megawatts achieved, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving our products, the build out, development and distribution of our products and related services, regulatory changes, regulatory approval of certain contracts, grid operator rule changes, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the information or announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ Michael Picchi
Name:	Michael Picchi

Title:    Interim President and Chief Executive Officer;

Executive Vice President and Chief Financial
Officer

Dated: June 25, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 22, 2009 (furnished herewith).